Exhibit 21

Subsidiaries*

ALS Acquisition Corp.
American Economics Group, Inc.(a)
APS Services Acquisition Corp.(b)
Associate Record Technician Services Acquisition Corp.
California Medical Record Service Acquisition Corp.(b)
Copy Right, Inc.(1)(b)
Data Center Del Norte, S.A. De C.V.(3)
Deliverex Acquisition Corp.
Doctex Acquisition Corp.
ELS Acquisition Corp.
Economic Research Services, Inc.(6)(a)
Edle Enterprises of Puerto Rico, Inc.(7)
Exigent Computer Group, Inc.(2)
Fastrieve, Inc.
Global Direct, Inc.(8)(d)
Image Entry Acquisition Corp.
Image Entry Federal Systems Inc.(9)
Image Entry Inc.(9)
Image Entry of Alabama Inc.(10)
Image Entry of Indianapolis Inc.(11)
Image Entry of Owsley County Inc.(9)
Information Management Services, Inc.(e)
Input Management, Inc.
Input of Texas, L.P.(12)(c)
Kinsella Communications, Limited(f)
Lexicode Corporation(13)
Lifo Systems, L.P.(12)(g)
Lifo Management, Inc.
Mailing & Marketing Inc.(2)
Managed Care Professionals, Inc.(14)
MAVRICC Management Systems, Inc.(15)
MMS Escrow and Transfer Agency, Inc.(15)
Net Data Services, Ltd.(16)
Newport Beach Data Entry, LLC(17)
Permanent Records, L.P.(12)(b)(c)
Permanent Records Management, Inc.
PLM Limited Partnership(18)
PLM Management, Inc.
PMI Imaging Systems Acquisition Corp.
Premier Acquisition Corp.(b)
QCS Inet Acquisition Corp.(c)
Quality Copy Acquisition Corp.(b)
Quality Data Conversions, Inc.(19)(c)
Recordex Acquisition Corp.(b)
RTI Laser Print Services Acquisition Corp.(e)
Rust Consulting, Inc.(20)
SOURCECORP BPS Inc.
SOURCECORP BPS Maryland LLC
SOURCECORP BPS Northern California Inc.
SOURCECORP BPS Southern California Inc.(2)

SOURCECORP DMS Inc.
SOURCECORP HeatthServe Radiology, Inc.(b)
SOURCECORP HS Inc.
SOURCECORP Legal Inc.
SRCP Investments, Inc.
SRCP Investments Holding, Inc.
SRCP Management, L.P.(12)
Stat Healthcare Consultants, Inc.(2)
Synergen LLC(21)
The Rust Consulting Group, Inc.(22)
United Information Services, Inc.(5)
ZIA Information Analysis Group, Inc.(2)
Zip Shred Canada Acquisition Corp.(23)

* This list reflects all of the Companies subsidiaries as of March 3, 2004 without regard to whether any individual subsidiary would qualify as a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X. All subsidiaries are incorporated or organized in Delaware, except as otherwise noted.

(1)
a New Jersey corporation
(2)
a California corporation
(3)
a Mexico corporation
(4)
a Colorado corporation
(5)
an Iowa corporation
(6)
a Florida corporation
(7)
a Puerto Rico corporation
(8)
an Oklahoma corporation
(9)
a Kentucky corporation
(10)
an Alabama corporation
(11)
an Indiana corporation
(12)
a Texas limited partnership
(13)
a South Carolina corporation
(14)
a Missouri corporation
(15)
a Michigan corporation
(16)
a St. Vincent and the Grenadines company
(17)
a California limited liability company
(18)
a Wisconsin limited partnership
(19)
a Pennsylvania corporation
(20)
a Minnesota corporation
(21)
an Arizona limited liability company
(22)
a Virginia corporation
(23)
an Ontario (Canada) corporation
(a)
doing business as ERS Group
(b)
doing business as SOURCECORP HealthServe
(c)
doing business as SOURCECORP Business Process Solutions
(d)
doing business as SOURCECORP Direct Mail Solutions
(e)
doing business as SOURCECORP Statement Solutions
(f)
doing business as Kinsella/Novak Communications, Limited
(g)
doing business as SOURCECORP Tax Benefits Group